WSRC EXPL CAA0402                                              LA-03-002  FDTI
Exhibit 10.6 Exclusive Patent License Agreement, between Fingerprint Detection Technologies, Inc. and Westinghouse Savannah River Company LLC.


                       EXCLUSIVE PATENT LICENSE AGREEMENT


                                     Between


                     WESTINGHOUSE SAVANNAH RIVER COMPANY LLC


                                       and


                FINGERPRINT DETECTION TECHNOLOGIES, INC. (FDTI),
                  a wholly-owned subsidiary of UTEK Corporation


                                       for


LED INTENSE HEADBAND LIGHT SOURCE FOR FINGER PRINT ANALYSIS


                      WSRC License Agreement No.  LA-02-003


                     Westinghouse Savannah River Company LLC
                              Aiken, South Carolina


                                     xxviii


                                TABLE OF CONTENTS


Article                                                              Page
-------                                                              ----
1.            Definitions . . . . . . . . . . . . . . . . . . . . . .   1
2.            License Grant . . . . . . . . . . . . . . . . . . . . .   2
3.            Sublicenses . . . . . . . . . . . . . . . . . . . . . .   3
4.            Due Diligence.. . . . . . . . . . . . . . . . . . . . .   4
5.            License Fees. . . . . . . . . . . . . . . . . . . . . .   5
6.            Records and Reports . . . . . . . . . . . . . . . . . .   6
7.            Technical Assistance. . . . . . . . . . . . . . . . . .   7
8.            Patent Prosecution and Maintenance. . . . . . . . . . .   7
9.            Infringement By Third Parties . . . . . . . . . . . . .   7
10.           Representation and Warranties . . . . . . . . . . . . .   8
11.           Disclaimers . . . . . . . . . . . . . . . . . . . . . .   9
12.           Term of Agreement and Early Termination . . . . . . . .  10
13.           Rights of the Parties After Termination . . . . . . . .  11
14.           Use of Names and Trademarks; Nondisclosure Agreement. .  12
15.           Force Majeure . . . . . . . . . . . . . . . . . . . . .  12
16.           Assignability.. . . . . . . . . . . . . . . . . . . . .  12
17.           Non-Abatement of Royalties. . . . . . . . . . . . . . .  13
18.           Notices . . . . . . . . . . . . . . . . . . . . . . . .  13
19.           Dispute Resolution. . . . . . . . . . . . . . . . . . .  14
20.           Governing Law . . . . . . . . . . . . . . . . . . . . .  15
21.           Waivers . . . . . . . . . . . . . . . . . . . . . . . .  15
22.           Modifications . . . . . . . . . . . . . . . . . . . . .  15
23.           Headings. . . . . . . . . . . . . . . . . . . . . . . .  15

Appendix A -  WSRC Patent Rights. . . . . . . . . . . . . . . . . . . A.1
Appendix B -  Development and Commercialization Plan
              (Proprietary Information) . . . . . . . . . . . . . . . B.1
Appendix C -  Issue Fee, Earned Royalties and Minimum Annual
              Royalties (Proprietary Information) . . . . . . . . . . C.1

                       EXCLUSIVE PATENT LICENSE AGREEMENT
                       ----------------------------------

This License Agreement, effective from the date of execution by the last signing Party, is by and between WESTINGHOUSE SAVANNAH RIVER COMPANY LLC (hereinafter "WSRC"), a Delaware corporation whose principal place of business is located at Aiken, South Carolina and Fingerprint Detection Technologies, Inc. (FDTI), (hereinafter "LICENSEE"), a Florida corporation whose principal place of business is located at 202 S. Wheeler Street, Plant City, FL 33563; the Parties to this License Agreement being referred to individually as a "Party," and collectively as "Parties."

                                   BACKGROUND:
                                   ----------

WHEREAS, WSRC, pursuant to Contract No. DE-AC09-96SR18500 (hereinafter "Prime Contract") with the United States Government as represented by the Department of Energy (hereinafter "DOE") has developed and/or obtained certain WSRC Patent Rights relating to Licensed Products subject to a reservation in the Government to a nonexclusive, nontransferable, irrevocable, paid-up license to practice and have practiced throughout the world, by or on behalf of the Government, any and all such rights as well as certain march-in rights and any other conditions of waivers granted by DOE; and

WHEREAS, LICENSEE desires to obtain rights under WSRC Patent Rights.

THEREFORE, in consideration of the premises, covenants and agreements contained herein, the Parties hereto agree to be bound as follows:

                                1.   DEFINITIONS
                                     -----------

1.1 "WSRC Patent Rights" shall mean any and all intellectual property rights or patent rights to any subject matter claimed in or disclosed in Appendix A to this Agreement and all United States and corresponding foreign patents issuing from United States patent applications and corresponding patent applications later filed in foreign jurisdictions, including all divisions, continuations, continuations-in-part, re-examinations, reissues, and temporal extensions of any of the foregoing.

1.2 "Licensed Products" shall mean any and all items, methods or processes, or parts thereof, which are produced by or employ the practice of any inventions claimed in Appendix A,


                                      1/16
          and whose manufacture, use or sale would constitute, but for the license granted to LICENSEE pursuant to this License Agreement, an infringement of any claim in WSRC Patent Rights.

1.3 "Net Sales" shall mean the total amounts invoiced to purchasers (other than to Federal purchasers as set forth in Section 5.4 below) during the accounting period in question for Licensed Products sold by LICENSEE, less allowances for return of Licensed Products, discounts, commissions (but not to regular employees), freight, and excise or other taxes on Licensed Products. Net Sales in the case of Licensed Products used or transferred by LICENSEE shall mean the fair market value of Licensed Products as if they were sold to an unrelated third party in similar quantities.

                               2.   LICENSE GRANT
                                    -------------

2.1 Subject to the terms and conditions of this Agreement, WSRC hereby grants to LICENSEE an exclusive, nontransferable, revocable, world-wide (subject to Article 8 limitations), royalty-bearing license to manufacture, use, sell or offer for sale Licensed Products in all fields of use.

2.2 WSRC hereby agrees not to grant to any other party a license to WSRC Patent Rights in accordance with the grant hereinabove as long as LICENSEE abides by the terms and conditions of this Agreement, unless required to so grant such right and license in accordance with Federal Statutory or Regulatory enactments conditioning the waiver of rights to WSRC by the DOE, particularly as set forth in 41 CFR 9-9.109-(6)i; 10 CFR Part 781; or 37 CFR Part 404.

2.3 LICENSEE agrees to make available to WSRC and will grant a non-exclusive, irrevocable, paid-up license to WSRC and the Government to make and use, and to have made and used on their behalf, for non-commercial purposes, any and all developments and improvements to WSRC Patent Rights as may be made by LICENSEE.

2.4 LICENSEE agrees that any Licensed Products for use or sale in the United States shall be manufactured or practiced substantially in the United States.

2.5 LICENSEE agrees to affix appropriate markings of the applicable WSRC Patent Rights


                                      2/16

          (and the fact that WSRC was the source of these rights) upon or in association with LICENSEE's Licensed Products. LICENSEE further agrees to use its best efforts to follow any guidance from WSRC concerning such markings.

                                3.   SUBLICENSES
                                     -----------

3.1 WSRC grants to LICENSEE the right to grant Sublicenses to third parties to practice and have practiced Licensed Products under this Agreement. However, such Sublicenses may be granted only under the following conditions:

     (a) Licensed Products sold or used in the United States shall be substantially manufactured in the United States; or

       (b)(i) the Sublicensee has a business unit located in the United States and significant economic and technical benefits will flow to the United States as a result of the Sublicense agreement; and

          (ii) in sublicensing any entity that is subject to the control of a foreign company or government, said entity shall be limited to the same extent as such foreign government permits United States agencies, organizations, or other persons to enter into cooperative R&D agreements and licensing agreements, and has policies to protect United States intellectual property rights.

     If LICENSEE determines that neither conditions (a) nor (b) can be met, it must obtain written approval from WSRC prior to granting the Sublicense.

     (c) Sublicenses which include the right to sell Licensed Products shall expressly exclude the right of further sale without the express prior written approval of Licensor. Sublicensee's right to practice and have practiced WSRC Patent Rights (that is, to enter into use agreements with Sub-sublicensees) is not subject to such limitation.

     (d) Sublicenses granted under this Article must contain all of the other conditions, restrictions and reservations of this Agreement, except for those provisions related to License Issue Fees, and shall preserve the rights and reservations of WSRC and the DOE/Government existing hereunder.


                                      3/16

3.2 LICENSEE shall provide WSRC with a copy of any and all fully executed Sublicenses and Sub-sublicenses within thirty (30) days after execution of same.

3.3 LICENSEE shall collect payment of all royalties due WSRC from the sale of Licensed Products by any Sublicensees in accordance with Article 5 ("License Fees"); pay WSRC the amounts due and collected from Sublicensees in a timely manner; and summarize and deliver to WSRC, in accordance with Article 6 ("Records and Reports"), all reports required from Sublicensees as shall be pertinent to a royalty accounting under said Sublicense agreements.

3.4 LICENSEE shall not receive from Sublicensees anything of value in lieu of cash payments based upon payment obligations of any Sublicense under this License Agreement, without the express prior written approval of WSRC.

3.5 Termination of this License Agreement for any reason automatically operates as an assignment by LICENSEE to WSRC of all of LICENSEE's rights, title and interest in and to each Sublicense granted.

                               4.   DUE DILIGENCE
                                    -------------

4.1 LICENSEE shall give his commercially reasonable efforts to bring one or more Licensed Products to market through a vigorous and diligent program for exploitation of WSRC Patent Rights and shall demonstrate a continuing effort to market such Licensed Products in sufficient quantities to meet market demands for these products.

4.2 LICENSEE shall also adhere to the resource commitments, performance milestones, and reporting requirements set forth in the Development and Commercialization Plan incorporated as Appendix B to this Agreement. Should LICENSEE fail to meet the commercialization provisions and milestones set forth in Appendix B of this Agreement, as it may be amended by the Parties, or is unable or unwilling to demonstrate continuing due diligence during the balance of the term of this Agreement, WSRC shall have the option, to be exercised by giving LICENSEE written notice as to the nature of the deficiency and providing him thirty (30) days to cure the deficiency, to convert this license grant to a partially exclusive or nonexclusive license. Such converted license shall have the same field of use restrictions, if any, and the same royalty rates and minimum royalties as this license.


                                      4/16

                                5.   LICENSE FEES
                                     ------------

5.1 In consideration of the right and license granted herein, LICENSEE agrees to pay the License Issue Fee, earned running royalty, and minimum annual royalties set forth in Appendix C of this Agreement. Should LICENSEE fail to make License Issue Fee payment to WSRC within thirty (30) days, this agreement shall be null and void.

5.2 Royalties accruing to WSRC shall be paid to WSRC within sixty (60) days after the Semi-annual Reporting Periods, hereby defined for royalty reporting and payment purposes under this Agreement as being the six (6) month periods of April 1 through September 30, and October 1 through March 31. Thus, corresponding payment due dates will be November 30 and May 31, respectively. Each such payment will be for any and all royalties which accrued to WSRC within the most recently completed Semi-annual Reporting Period.

5.3 Should LICENSEE fail to make any payment to WSRC within the time period prescribed for such payment, then the unpaid amount shall bear interest at the rate of one and one half percent (1.5%) per month from the date when payment was due until payment in full, with interest, is made.

5.4 No royalties shall be owing on any Licensed Products produced for or under any Federal agency contract pursuant to the Government nonexclusive license but only to the extent that LICENSEE can show that the Government received a discount on Licensed Product sales, which discount is equivalent to or greater than the amount of any such royalty that would otherwise be due. Any sales for Federal governmental purposes shall be reported under Section 6 - "Records and Reports" below by providing: (a) a Federal government contract number;
          (b) identification of the Federal agency; and (c) a description as to how the benefit of the royalty-free sale was passed on to the Government.

5.5 The royalty provisions of Appendix C may be offset by any advances made by LICENSEE pursuant to Section 9 - "Infringement by Third Parties" below.

5.6 Upon termination of this Agreement for any reason whatsoever, any royalties that remain unpaid shall be properly reported and paid to WSRC within thirty (30) days of any such termination.


                                      5/16

                            6.   RECORDS AND REPORTS
                                 -------------------

6.1 LICENSEE agrees to keep adequate records in sufficient detail of LICENSEE's utilization of WSRC Patent Rights to enable royalties payable hereunder to be determined and to provide such records for inspection by authorized representatives of WSRC at any time during regular business hours of LICENSEE. LICENSEE agrees that any additional records of LICENSEE, as WSRC may reasonably determine are necessary to verify the above records, shall also be provided to WSRC for inspection.

6.2 Within sixty (60) calendar days after the close of each semi-annual reporting period during the term of this Agreement (i.e., May 31 and November 30), LICENSEE will furnish WSRC a written report providing:
          (a) all domestic Net Sales in U.S. Dollars during the preceding semi-annual reporting period including any Federal governmental agency sales under Section 5.4 above and all export Net Sales (if none, LICENSEE will so indicate); and (b) the amount of royalties due in U.S. Dollars for the preceding semi-annual reporting period pursuant to the provisions hereof.

                              7.   TECHNICAL ASSISTANCE
                                   --------------------

7.1 WSRC will provide to LICENSEE, on a non-reimbursement/free of charge basis, the following level of technical assistance to help facilitate the transfer of technology associated with WSRC Patent Rights:

          Thirty-two (32) hours of technical assistance of its Inventor or others equally skilled in the art on a non-interference basis at LICENSEE's discretion. Travel expenses, if any, shall be the responsibility of the LICENSEE.

7.2 WSRC further agrees to provide from time to time over the term of the Agreement, on a non-interference basis and subject to the availability of the Inventor or others equally skilled in the art, additional technical assistance to help facilitate the transfer of technology associated with WSRC Patent Rights. In the event that LICENSEE elects to exercise this option, the full amount estimated by WSRC for its services must be paid in advance prior to LICENSEE receiving any portion of such services.

                     8.   PATENT PROSECUTION AND MAINTENANCE
                          ----------------------------------


                                      6/16

8.1 WSRC shall diligently pursue United States patents for the inventions identified in Appendix A, using counsel of its choice. The cost of preparing, filing, prosecuting and maintaining the United States patents(s) contemplated by this License Agreement shall be borne by WSRC. The Parties acknowledge that foreign patent protection is presently considered to be unavailable for the WSRC Patent Rights identified in Appendix A.

                       9.   INFRINGEMENT BY THIRD PARTIES
                            -----------------------------

9.1 LICENSEE shall give notice of any discovered third-party infringement to WSRC. WSRC shall, at its sole discretion, subject to DOE approval, take appropriate action to stop or prevent such infringement upon consultation with LICENSEE. WSRC shall also have the sole discretion to decide to take no action against the alleged infringement. In the event that WSRC does not take appropriate action to stop or prevent such infringement within ninety (90) days after receiving such notice, LICENSEE has the right to take appropriate action to stop and prevent the infringement, including the right to file suit.

9.2 In the event that LICENSEE files suit to stop infringement or defends any action against the validity of the patent, LICENSEE shall indemnify and hold WSRC harmless against all liability, expense and costs, including attorneys' fees incurred as a result of any such suit.

9.3 LICENSEE may, however, apply up-to-fifty (50) percent of any such incurred costs as a reduction of any royalties due and payable to WSRC under the terms of this Agreement at such time as verified bills of costs actually incurred are reported to WSRC in accordance with
          Section 6 - "Records and Reports".

9.4 In the event LICENSEE secures a judgment against any third-party infringer, after accounting for and paying all of LICENSEE's costs associated with prosecution of such action as well as paying WSRC for any reduction of royalties pursuant to Section 9.3, LICENSEE shall pay WSRC its royalties as set forth hereinabove on any balance of proceeds actually received and LICENSEE shall retain any such remaining balance of proceeds.

9.5 The Parties hereby agree to cooperate with each other in the prosecution of any such legal actions or settlement actions undertaken under this section and each will provide to the


                                      7/16
          other all pertinent data in its possession which may be helpful in the prosecution of such actions; provided, however, that the Party in control of such action shall reimburse the other Party for any and all costs and expenses in providing data and other information necessary to the conduct of the action.

9.6 The Party having filed such action shall be in control of such action and shall have the right to dispose of such action in whatever reasonable manner it determines to be the best interest of the Parties hereto, except that any settlement which affects or admits issues of patent validity shall require the advance written approval of WSRC.

                       10.  REPRESENTATIONS AND WARRANTIES
                            ------------------------------

10.1 WSRC represents and warrants that Appendix A contains a complete and accurate listing of all the WSRC Patent Rights licensed and that WSRC has the right to grant the rights, licenses, and privileges granted herein.

10.2 WSRC represents and warrants that WSRC has no knowledge of any claims of infringement filed against WSRC for practicing WSRC Patent Rights anywhere in the world.

10.3 Except as set forth hereinabove, WSRC makes NO REPRESENTATIONS OR WARRANTIES, express or implied, with regard to the infringement of proprietary rights of any third party.

10.4 LICENSEE acknowledges that the export of any of the WSRC Patent Rights from the United States or the disclosure of any of the WSRC Patent Rights to a foreign national may require some form of license from the U.S. Government. Failure to obtain any required export licenses by LICENSEE may result in LICENSEE subjecting itself to criminal liability under U.S. laws.

                                11.  DISCLAIMERS
                                     -----------

11.1 Neither WSRC, the DOE, nor persons acting on their behalf will be responsible for any injury to or death of persons or other living things or damage to or destruction of property or for any other loss, damage, or injury of any kind whatsoever resulting from LICENSEE's manufacture, use, or sale of materials, information, or WSRC Patent Rights


                                      8/16
     hereunder.

11.2 EXCEPT AS SET FORTH HEREINABOVE, NEITHER WSRC, THE DOE, NOR PERSONS ACTING ON THEIR BEHALF MAKE ANY WARRANTY, EXPRESS OR IMPLIED: (1) WITH RESPECT TO THE MERCHANTABILITY, ACCURACY, COMPLETENESS, OR USEFULNESS OF ANY SERVICES, MATERIALS, OR INFORMATION FURNISHED HEREUNDER; (2) THAT THE USE OF ANY SUCH SERVICES, MATERIALS, OR INFORMATION WILL NOT INFRINGE PRIVATELY OWNED RIGHTS; (3) THAT THE SERVICES MATERIALS, OR INFORMATION FURNISHED HEREUNDER WILL NOT RESULT IN INJURY OR DAMAGE WHEN USED FOR ANY PURPOSE; OR (4) THAT THE SERVICES, MATERIALS, OR INFORMATION FURNISHED HEREUNDER WILL ACCOMPLISH THE INTENDED RESULTS OR ARE SAFE FOR ANY PURPOSE, INCLUDING THE INTENDED OR PARTICULAR PURPOSE. FURTHERMORE, WSRC AND THE DOE HEREBY SPECIFICALLY DISCLAIM ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, FOR ANY LICENSED PRODUCTS MANUFACTURED, USED, OR SOLD BY LICENSEE. NEITHER WSRC NOR THE DOE SHALL BE LIABLE FOR CONSEQUENTIAL, SPECIAL OR INCIDENTAL DAMAGES IN ANY EVENT.

11.3 LICENSEE agrees to indemnify WSRC, the DOE, and persons acting on their behalf for all damages, costs, and expenses, including attorney's fees, arising from, but not limited to, LICENSEE's making, using, selling, or exporting of any WSRC Patent Rights, information, or Licensed Products, in whatever form furnished hereunder.

11.4 LICENSEE agrees to obtain and maintain, at its sole expense, sufficient liability insurance to protect itself, WSRC, DOE and parties acting on their behalf against the events enumerated in
          Section 11.3 above. At WSRC's request, LICENSEE further agrees to provide a certificate of insurance in a form acceptable to WSRC in satisfaction thereof.

                  12.  TERM OF AGREEMENT AND EARLY TERMINATION
                       ---------------------------------------

12.1 Unless otherwise terminated by operation of law or by acts of the Parties in accordance with the terms of this Agreement, this Agreement shall be effective as of the date of execution by the last signing Party and shall remain in effect for the longer of 17 years or


                                      9/16
          the life of any issued patent(s) or upon the extinguishment, including the appeal thereof, of all WSRC Patent Rights, whichever occurs first.

12.2 Either Party shall have the right to terminate this Agreement without judicial resolution after a breach of any provision by the other Party has gone uncorrected for sixty (60) days after the other Party has been notified in writing of such breach.

12.3 LICENSEE shall provide notice to WSRC of its intention to file a voluntary petition in bankruptcy or of another party's intention to file an involuntary petition in bankruptcy for LICENSEE, said notice to be received by WSRC at least thirty (30) days prior to filing such a petition. LICENSEE's failure to provide such notice to WSRC of such intentions shall be deemed a material and incurable breach of this Agreement.

12.4 LICENSEE agrees that this Agreement shall automatically terminate upon any attempt by LICENSEE to offer LICENSEE's rights under this Agreement as collateral to a third party.

12.5 LICENSEE, if not then in breach of any portion of this Agreement, may voluntarily terminate this Agreement upon giving sixty (60) days written notice to WSRC and upon timely reporting/payment to WSRC of any and all earned royalties due, including those royalties accruing during the notice period, or the pro rata portion of any annual minimum royalties due in the year of such termination, whichever is greater.

                    13.  RIGHTS OF PARTIES AFTER TERMINATION
                         -----------------------------------

13.1 Neither Party shall be relieved of any obligation or liability under this Agreement arising from any act or omission committed prior to the effective date of such termination.

13.2 From and after any termination of this Agreement, LICENSEE shall have the right to sell any Licensed Products that LICENSEE had already manufactured prior to termination, provided that all royalties and reports required herein above shall be timely submitted to WSRC.

13.3 From and after any termination of this Agreement, LICENSEE shall not manufacture nor have manufactured any Licensed Products pursuant to this Agreement.


                                      10/16

13.4 The rights and remedies granted herein, and any other rights or remedies which the Parties may have, either at law or in equity, are cumulative and not exclusive of others. On any termination, LICENSEE shall duly account to WSRC and transfer to it all rights to which WSRC may be entitled under this Agreement.

                        14.  USE OF NAMES AND TRADEMARKS;
                             ----------------------------
                             NONDISCLOSURE AGREEMENT

14.1 Except as provided for under this Agreement or as permitted by the express written consent of the affected Party, the use of the name of either Party or the Government, the U.S. Department of Energy, or the Savannah River Site or abbreviations or contractions thereof in advertising, publicity or other promotional activities is strictly prohibited.

14.2 Either Party may disclose the existence of this Agreement, the Parties, the technology licensed, and the nature of the grant. Neither Party may disclose to third parties those portions of this Agreement which have been identified by either Party as being proprietary by written notice given within thirty (30) days of the effective date of this Agreement, except those portions WSRC may be required to release under applicable law.

                               15.  FORCE MAJEURE
                                    -------------

15.1 No failure or omission by WSRC or by LICENSEE in the performance of any obligation under this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from acts of God, acts or omissions of any government or agency thereof, compliance with requests, recommendations, rules, regulations, or orders of any governmental authority or any office, department, agency, or instrumentality thereof, fire, storm, flood, earthquake, accident, acts of the public enemy, war, rebellion, insurrection, riot, sabotage, invasion, quarantine, restriction, transportation embargoes, or failures or delays in transportation.

                               16.  ASSIGNABILITY
                               ------------------

16.1.1 The Government may assign WSRC's interest in this Agreement to a successor Contractor for the Savannah River Site without the consent of LICENSEE.


                                      11/16

16.2 This Agreement may be assigned by LICENSEE to a third party only in conjunction with the sale or transfer of substantially all of LICENSEE's assets, and only with the written consent of WSRC, which shall not be unreasonably withheld.

16.3 This Agreement may also be assigned by LICENSEE to Sequiam Corporation of Orlando, Florida within thirty (30) days of execution of this Agreement.

                         17.  NON-ABATEMENT OF ROYALTIES
                              --------------------------

17.1 WSRC and LICENSEE acknowledge that certain of the WSRC Patent Rights may expire prior to the conclusion of the term of this Agreement; however, WSRC and LICENSEE agree that the royalty rates provided for herein shall be uniform and undiminished, except as otherwise provided pursuant to this Agreement.

                                  18.  NOTICES
                                       -------

18.1 All notices and reports shall be addressed to the Parties hereto as follows:

          If to WSRC:
               Attention:  Jean K. Campbell
               Westinghouse Savannah River Company LLC
               Savannah River Site, Bldg. 773-41A
               Aiken, SC 29808
               Telephone (803) 725-3852  Facsimile: (803) 725-4988

          If to LICENSEE:
               Fingerprint Detection Technologies, Inc. (FDTI)
               202 S. Wheeler Street, Suite 201
               Plant City, FL 33563
               ATTENTION:  Sam Reiber
               Facsimile: (813) 754-2383  Telephone: (813) 754-4330

18.2      All payments due WSRC shall be sent to:

               Westinghouse Savannah River Company
               Attention:  Accounts Receivable
               P.O. Box 402167
               Atlanta, GA 30384-2167


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
18.3 Any notice, report or any other communication required or permitted to be given by one Party to the other Party by this Agreement shall be in writing and either (a) served personally on the other Party, (b) sent by express, registered or certified first-class mail, postage prepaid, addressed to the other Party at its address as indicated above, or to such other address as the addressee shall have previously furnished to the other Party by proper notice, (c) delivered by commercial courier to the other Party, or (d) sent by facsimile to the other Party at its facsimile number indicated above or to such other facsimile number as the Party shall have previously furnished to the other Party by proper notice, with machine confirmation of transmission.

                             19.  DISPUTE RESOLUTION
                                  ------------------

19.1.1 The Parties shall attempt to settle any claim or controversy arising from this License Agreement through consultation and negotiations in good faith and a spirit of mutual cooperation. If those attempts fail, then the dispute will be mediated by a mutually acceptable mediator chosen by the Parties within 30 days after written notice by one Party demanding mediation. Neither Party may unreasonably withhold consent to the selection of a mediator, and the Parties will share the costs of the mediation equally. If the dispute cannot be resolved by negotiation or mediation, the matter will be referred to the cognizant DOE Contracting Officer for WSRC's prime contract, who will render a final decision within sixty (60) days. The decision will be final and binding upon the Parties.

19.2 It is the policy of WSRC that all employees, in the performance of their responsibilities, shall adhere to the highest possible standards of ethical and business conduct. WSRC has established an Ombudsman in the WSRC Ethics Office. The Ombudsman is responsible for helping to resolve LICENSEE complaints, disputes, or inquiries, arising under this Agreement when such concerns have not been resolved by responsible WSRC officials. The Ombudsman may be contacted by phone at
          (803) 725-2611. The Ombudsman will investigate the complaint or inquiry and provide the caller with a response. The caller may remain anonymous, if he or she chooses.

                               20.  GOVERNING LAW
                                    -------------

20.1 United States Federal Law shall govern this License Agreement to the extent that there is such law. To the extent that there is no applicable United States Federal Law, the law of the State of South Carolina shall govern.


                                      13/16

                                  21.  WAIVERS
                                       -------

21.1 The failure of WSRC at any time to enforce any provisions of this Agreement or to exercise any right or remedy shall not be construed to be a waiver or such provisions or of such rights or remedy or the right of WSRC thereafter to enforce each and every provision, right or remedy.

                               22.  MODIFICATIONS
                                    -------------

22.1 It is expressly understood and agreed by the Parties hereto that this instrument contains the entire agreement between the Parties with respect to the subject matter hereof and that all prior representations, warranties, or agreements relating hereto have been merged into this document and are thus superseded in totality by this Agreement. This Agreement may be amended or modified only by a written instrument signed by the duly authorized representatives of both of the Parties.

                                  23.  HEADINGS
                                       --------

23.1 The headings for the sections set forth in this Agreement are strictly for the convenience of the Parties hereto and shall not be used in any way to restrict the meaning or interpretation of the substantive language of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed in their respective names by their duly authorized representatives.

FINGERPRINT DETECTION                   WESTINGHOUSE SAVANNAH
TECHNOLOGIES, INC. (FDTI)               RIVER COMPANY LLC

By:                                     By:
   ----------------------------            ----------------------------
     (Signature)                             (Signature)

Name:        Sam  Reiber                Name:
     --------------------------              --------------------------

Title:       President                  Title:
      -------------------------               -------------------------

Date:                                   Date:
     --------------------------              --------------------------


                                      14/16

                                   APPENDIX A

WSRC PATENT RIGHTS

                 Related to WSRC License Agreement No. LA-03-002

The component parts of this Appendix A are as follows:

WSRC Patent Application No. 09/578,662, filed with the U.S. Patent and Trademark Office on May 25, 2000 for a LED Intense Headband Light Source for Fingerprint Analysis and based on:

- WSRC Invention Disclosure No. SRS-99-053 entitled "LED Intense Headband Light Source for Fingerprint Analysis" by Eliel Villa-Aleman dated 4/26/99.

- DOE Letter, J.C. Durkis to M.B. Baxter dated July 26, 1999, accepting WSRC's request of July 6, 1999 to retain title to the LED Intense Headband Light Source for Fingerprint Analysis technology.

ACCEPTANCE OF APPENDIX A:

FINGERPRINT DETECTION                  WESTINGHOUSE SAVANNAH
TECHNOLOGIES, INC. (FDTI)              RIVER COMPANY LLC

By:                                     By:
   ----------------------------            ----------------------------
     (Signature)                             (Signature)
Date:                                   Date:
     --------------------------              --------------------------


                                   App. A-1/1

                                   APPENDIX B

                     DEVELOPMENT AND COMMERCIALIZATION PLAN
                     --------------------------------------

                 Related to WSRC License Agreement No. LA-03-002

B.1 LICENSEE agrees to invest in the development of technology and market for Licensed Products by committing LICENSEE's commercially reasonable efforts and resources, to work towards achieving the following requirements:

     -    Prepare and deliver a commercialization business plan within sixty
          (60) days.
     - Issue a press release within 3 days of the license and transfer to Sequiam as required by public companies
     -    Product ready for market by end of first quarter 2004
     -    Establish a website presence by end of first quarter 2004
     -    New product announcement by end of first quarter 2004
     - Promote product at 4-5 law enforcement exhibitions, trade shows or conferences per year
     -    Sell 1500-3000 units by the end of 2004
     - Utilize our current relationship with the National Sheriff's Association and their auxiliary members. Product will be a natural extension into this market
     - Introduce product to current national and international network of law enforcement product distributors of Sequiam products and their end-users upon roll out of product.

B.2 Progress and substantiation of LICENSEE meeting these requirements shall be provided to WSRC in the form of a written report due on the first anniversary and each anniversary thereafter of the effective date thereof. The report shall include, but not be limited to, progress on research and development, regulatory approvals, if any, status of performance milestones, manufacturing issues, and marketing and sales figures for the most recently completed year and projections for the next year. At WSRC's option, LICENSEE further agrees to present the report at a meeting of the Parties to be held at mutually convenient time and place. In the event that LICENSEE fails to perform in accordance with Paragraph B.1 of this Appendix B and is unable or unwilling to cure within thirty (30) days any deficiencies found to WSRC's satisfaction, WSRC shall have the right and option to convert this exclusive license to a partially exclusive or nonexclusive license as provided in Section 4 "Due Diligence" of this Agreement.


                                   App. B-2/2

                                   N O T I C E
                                   -----------

This Appendix contains financial and commercial information that is BUSINESS CONFIDENTIAL and the Parties hereby agree not to use or disclose this Appendix to any third Party without the advance written approval of the other Party hereto, except to those necessary to enable the Parties to perform under this Agreement or as may be required by the WSRC contract with the DOE under the same restrictions as set forth herein.


ACCEPTANCE OF APPENDIX B:

FINGERPRINT DETECTION                  WESTINGHOUSE SAVANNAH
TECHNOLOGIES, INC. (FDTI)              RIVER COMPANY LLC

By:                                     By:
   ----------------------------            ----------------------------
     (Signature)                             (Signature)
Date:                                   Date:
     --------------------------              --------------------------


                                   App. B-2/2

                                   APPENDIX  C

                         ISSUE FEE, EARNED ROYALTIES AND

MINIMUM ANNUAL ROYALTIES

                 Related to WSRC License Agreement No. LA-03-002

C.1 In consideration of the rights and licenses granted herein, LICENSEE agrees to pay WSRC a License Issue Fee in the amount of twenty thousand U.S. Dollars ($20,000) within thirty (30) days following final execution of this Agreement. The License Issue Fee is non-refundable and is not an advance against royalties. Should LICENSEE fail to make License Issue Fee payment to WSRC within thirty (30) days, this agreement shall be null and void.

C.2 LICENSEE further agrees to pay to WSRC an earned running royalty of four and one half percent (4.5%)of Net Sales of Licensed Products made, practiced, sold, leased or transferred by LICENSEE during the life of this Agreement.

C.3 LICENSEE also agrees to pay WSRC a Minimum Annual Royalty for the life of any license granted under this License Agreement, as set forth in the following schedule:

                    Period                    Minimum Annual Royalty(*)
                    ------                    -------------------------
                    Year 1                    $0
                    Year 2                    $5,000
                    Year 3                    $6,000
                    Year 4 plus each year     $7,200
                    thereafter until the
                    end of the patent life.

     (*) This Minimum Annual Royalty shall be paid even if earned royalties are less than the minimum required. Specifically, in the event that the earned royalties under Paragraph C.2 of this Appendix C do not equal the Minimum Annual Royalty amount, as set forth in this Paragraph C.3, then LICENSEE shall pay the actual earned royalties due plus the difference between such earned royalties (Paragraph C.2) and this Minimum Annual Royalty amount. Such differential amount (if any) shall be due and payable no later than November 30 of each year. No Minimum Annual Royalties shall be due for the first 12 months after consummating the Licensing Agreement. Running royalties earned during any twelve-month period subject to Minimum Royalty Payments are fully creditable against the minimum due in that period.

C.4 If LICENSEE sublicenses third parties to practice and have practiced Licensed Product pursuant to Section 3 of this Agreement, LICENSEE further agrees to pay WSRC fifty percent (50%) of any and all consideration received from such Sublicensees and Sub-sublicensees


                                   N O T I C E
                                   -----------

This Appendix contains financial and commercial information that is BUSINESS CONFIDENTIAL and the Parties hereby agree not to use or disclose this Appendix to any third Party without the advance written approval of the other Party hereto, except to those necessary to enable the Parties to perform under this Agreement or as may be required by the WSRC contract with the DOE under the same restrictions as set forth herein.

ACCEPTANCE OF APPENDIX C:

FINGERPRINT DETECTION                  WESTINGHOUSE SAVANNAH
TECHNOLOGIES, INC. (FDTI)              RIVER COMPANY LLC

By:                                     By:
   ----------------------------            ----------------------------
     (Signature)                             (Signature)
Date:                                   Date:
     --------------------------              --------------------------